Exhibit 3.7

BY-LAWS OF

WARNER CHILCOTT COMPANY, INC.

ARTICLE I.

OFFICES

Section A. Principal Place of Business and Registered Agent. The principal place of business of 365 San Francisco Street Penthouse, Old San Juan, Puerto Rico 00901 (hereinafter referred to as the “Corporation”), shall be located in the Commonwealth of Puerto Rico at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law. The registered agent may have a business office identical with such place of business, or at a separate location.

Section B. Other Offices. The Corporation may have other offices within or without the Commonwealth of Puerto Rico at such place or places as the Board of Directors may from time to time determine.

ARTICLE II.

STOCKHOLDERS

Section A. Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Puerto Rico as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting or in a duly executed waiver thereof.

Section B. Annual Meeting. An annual meeting of the stockholders, for the election of the director(s) whose term expires and for the transaction of such other business as may properly come before the meeting, shall be held on the second Tuesday of the month of December of each year or at such date as the Board of Directors shall fix each year. The meeting shall be held at such place, and at such time as the Board of Directors shall each year fix.

Section C. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes prescribed in the notice of the meeting, and may only be called by the directors. Any such written notice shall state the purpose or purposes of the proposed special meeting.

Section D. Notice of Meetings. Notice of the place, date, and time of all meetings, either annual or special, of the stockholders shall be given by personal delivery or by mailing a written notice of the same, not less than ten (10) days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting.

Section E. Waiver of Notice. A waiver of any notice required to be given to any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

Section F. Quorum. The holders of the majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders. In all matters the affirmative vote of the majority of shares present in person or represented by proxy at the meeting shall be the act of the stockholders. In the absence of a quorum at any meeting, or any adjournment thereof, a majority in interest of the shareholders who are present, in person or represented by proxy, may adjourn the meeting to another place, date, or time. The stockholders present at a duly held meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section G. Organization. The chairman of any meeting of the stockholders shall be the President of the Corporation or, in his absence, the person designated by the holders of a majority of the shares who are present, in person or by proxy. In the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any person present to act as secretary of the meeting and keep the minutes thereof.

Section H. Order of Business. The chairman of any meeting of the stockholders shall determine the order of business and the procedure at all meetings, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section I. Voting of Shares. Each shareholder shall be entitled at each meeting of the stockholders to one vote in person or by proxy for each share of stock held by him and registered in his name on the books of the Corporation.

Section J. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, a shareholder may grant such authority in the manner specified in the General Corporation Law of 1995 of the Commonwealth of Puerto Rico (hereinafter referred to as the “General Corporation Law”). No proxy shall be valid after one (1) year from the date of its execution.

Section K. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall. be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action. Delivery of such consent or consents shall be made by hand or by certified or registered mail, return receipt requested, to the Corporation’s principal place of business. Every written consent shall bear the date of signature of each shareholder who signs the consent.

ARTICLE III.

BOARD OF DIRECTORS

Section A. Powers. The business and affairs of the Corporation shall be under the ultimate control and direction of a Board of Directors, which may exercise ail such authority and powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the stockholders by the law, the Certificate of Incorporation, or these By-Laws.

Section B. Number and Term. The Board of Directors shall consist of no lees than one (1) and no more than seven (7) members.

The number of directors may at any time be increased, and once increased, later decreased, by the written consent of the majority of directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. A director shall hold office until his successor has been duly elected and qualified, or until his death, resignation, or removal.

Section C. Vacancies. Any vacancy or vacancies in the Board of Directors resulting from death, resignation, removal, an increase in the authorized number of directors, or any other cause, may be filled by the stockholders of the Corporation at the next annual meeting or any special meeting called for that purpose or, if there is more than one director by virtue of an increase in the size of the Board of Directors, by a majority vote of the remaining directors, though lass than a quorum, and each director selected shall hold office until the next annual election of directors and until his successor is duly elected and qualified, or until his death, resignation, or removal.

Section D. Meetings. In case the size of the Board of Directors is increased, meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Puerto Rico, as the Board of Directors may from time to time designate.

Section E. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.

Section F. Removal of Directors. The directors may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock.

Section G. Minutes. Minutes shall be kept of all meetings of the Board of Directors.

Section H. Action without Meeting. Any action required or which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors. Such written consent shall have the same effect as a unanimous vote.

ARTICLE IV.

OFFICERS

Section A. Number. The officers of the Corporation shall consist of a President, a Vice President and Secretary-Treasurer, and such other officers as may from time to a time be selected and appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section B. Election and Term of office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following the annual election of directors. If the election of officers shall not be held at such meeting, such election shall he held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualified or until his death or until he resigns or is removed in the manner hereinafter provided.

Section C. Removal of officers. Any officer of the Corporation may be removed at any time, either with or without cause, by the Board of Directors.

Section D. President. The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these By-Laws, and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall have and perform all duties and all powers which are commonly incident to the office of president and Chief Executive Officer. The President shall see that all orders and resolutions of the Board of Directors are executed, and he shall have, general supervision and direction of all of the officers, employees, and agents of the Corporation.

Section E. Vice President. The Vice President shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the President. In the absence of the president or in the event of his death, or inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

Section F. Secretary-Treasurer. The Secretary-Treasurer shall (a) keep the minutes of the meetings of the shareholders, the Board of Directors, and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; (f) have charge and custody of and be responsible for all funds and securities of the Corporation; (g) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (h) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries selected by the Corporation; and (i) in general perform all duties incident to the office of Secretary-Treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section G. Delegation of Authority. The Board of Directors may from time to time delegate the powers and duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V.

CAPITAL STOCK

Section A. Certificates. All of the Corporation’s stock shall be uncertificated shares.

Certificates. Certificates representing shares of stock of the Corporation shall be in such form and shall contain such information as shall be required by law at the time the same are issued. Such certificates shall be signed by the president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. The person in whose name any shares shall stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided in the Certificate of Incorporation and except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section B. Transfers. Transfers of stock shall be made only upon the stock transfer books of the Corporation kept at its principal place of business, or by transfer agents designated to transfer shares of the stock of the Corporation.

Section C. Regulation. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem appropriate concerning the issue, transfer, conversion, and registration of shares of stock of the Corporation.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND AGENTS

Section A. Indemnification. The Corporation may indemnify, to the fullest extent authorized by the General Corporation law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit, or proceeding effected without its prior written consent, or any action, suit, or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section B. Advancement of Expenses. Reasonable expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding described in Section A may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding.

Section B. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders, or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section D. Insurance. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VI.

ARTICLE VII.

GENERAL PROVISIONS

Section A. Dividends. Subject to the applicable provisions of the General Corporation Law, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section B. Disbursements. All checks or demand for money and notes of the Corporation shall be signed by the Secretary-Treasurer or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section C. Deposits. The monies of the Corporation shall be deposited in the name of the Corporation in such banks, trust companies, or other depositories as the Board of Directors shall designate, and shall be drawn out only by check of other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

Section D. Corporate Seal. The corporate seal of the Corporation shall be in such form and bear such inscription as shall be approved by the Board of Directors.

Section E. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

Section F. Amendments. These By-Laws may only be altered, amended, or repealed by a majority vote of the shareholders at any annual or special meeting of the stockholders.